Exhibit 99.2

Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – Senior Vice President-Communications & Investor Relations, Compuware Corp.
Robert C. Paul – President & Chief Executive Officer, Compuware Corp.
Joseph R. Angileri – Chief Financial Officer & Treasurer, Compuware Corp.

Other Participants

Aaron M. Schwartz – Analyst, Jefferies LLC
S. Kirk Materne – Analyst, Evercore Partners (Securities)
Mark C. Jordan – Analyst, Noble Financial Capital Markets
Ryan M. MacDonald – Analyst, Northland Securities, Inc.
Rakesh Kumar – Analyst, Susquehanna Financial Group LLLP

MANAGEMENT DISCUSSION SECTION

Operator:  Hello, and welcome to the Compuware Corporation First Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Senior Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, please go ahead.

Lisa B. Elkin, Senior Vice President-Communications & Investor Relations

Thank you and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, President and Chief Executive Officer; and Joe Angileri, Chief Financial Officer.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have or made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

I will now turn the call over to Bob, who will provide a summary of the quarter’s results, followed by Joe who will discuss key financial information. We will then open the call to your questions. Before we begin, please note that we have made a slide deck available on our Investor Relations website that Bob and Joe will be referencing from time to time. Bob?

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Robert C. Paul, President & Chief Executive Officer

Thanks, Lisa, and thank you, everyone, for joining us this afternoon. Today, we will discuss Compuware’s first quarter fiscal year 2014 results. For the quarter, Compuware earned $0.10 per share on a non-GAAP basis and $0.05 per share on a GAAP basis. Total revenue for the quarter was $227.5 million.

Referring to slide four, our Q1 results highlighted by solid year-over-year Covisint growth and improving APM margins support Compuware’s full fiscal year forecast. During the quarter, we continued to build a robust pipeline across our business units, exceeding our expectations and providing a sturdy foundation from which to drive results for the remainder of the year. Q1 was also marked by the releases of key innovative enhancements to our solutions portfolio, as well as winning new business from several strategic customers in new important areas like Covisint emerging markets and PurePath the Mainframe.

Finally, in Q1 we continued to execute on our value creation actions, including the issuance of the company’s first-ever dividend and the further progress of our cost rationalization efforts.

Before discussing some of the individual business unit results, I’d like first to address the Q4 slipped deals we mentioned on our last earnings conference call in May. As of June 30, approximately 54% of those slipped deals closed, which is approximately consistent with our projections. We expect the remainder of these slipped deals to close this fiscal year.

Turning to the business units, APM total revenue for the quarter was $73.4 million in what is traditionally a slow period for the company. This quarter was marked by a robust build up of sales activity and releases of important product enhancements across the APM solution portfolio, setting APM up for a strong remainder of the year. It is also important to point out that the APM business unit is focused on achieving profitable growth as maximizing profitability across the company is one of our key objectives. To this end, APM’s margin improved 6% compared to the same period last year.

But above all else, APM is a growth story and we are certain that the solution base advancements and organizational actions we executed in Q1 will help fuel that growth in fiscal year 2014 and beyond.

Referring to slide five, in Q1 we introduced several key innovative APM enhancements into the market, including the launch of APM as a Service, which is the only solution in the industry to combine real user, synthetic user, and business impact analysis in one offering. We also introduced new PureStack technology that extends dynaTrace’s deep application monitoring capabilities, reducing the time it takes to triage and resolve complex application issues. But we also enhanced support for our datacenter Real User Monitoring product for key platforms, providing deep insight into the correlation between network and application performance. These innovations deliver enhanced value to our customers while bolstering our already significant competitive foothold in this market.

As busy as we were driving innovation through our solution portfolio to accelerate our growth, we were equally busy on the organizational side to improve our execution and facilitate that growth. One of the key enhancements we made was to enable our EMEA team to accelerate change faster by simplifying our operational structure under strong leaders who can drive our high metabolism sales model, which is being implemented effectively in other parts of the world.

Our Covisint business unit had a solid start to the fiscal year. In Q1, total Covisint revenue increased more than 17% year-over-year with subscription revenue rising 22%. This year-over-year decrease in the Covisint margin was due in large part to a change in the capitalization methodology as we went from waterfall to Agile development, reducing the amount of cost capitalized going forward. Covisint also rolled out a new version of our Cloud Identity Services which we already are benefiting from.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

In terms of market penetration, Covisint landed a couple new enterprise customers in Q1 outside our established verticals, further expanding our footprint in the marketplace. Even more exciting is that both of these customers are looking beyond just solving tactical short-term problems and are more interested in utilizing Covisint platform as enterprise-wide external facing business initiatives.

During the quarter, Covisint, like APM, also delivered new innovative solution functionality to the market. Key enhancements included the extension of Identity Management capabilities to mobile devices and enhanced predictive modeling, both of which help differentiate Covisint’s value and enhance its market position.

During the quarter, Covisint also gained some important market share and mind share in its Healthcare vertical as it was named the Top 100 Healthcare Information Technology Organization by the prestigious Healthcare Informatics group.

Also, from an organizational standpoint, Covisint recently named Enrico Digirolamo to the role of Chief Financial Officer. Rico is a highly qualified professional who will be instrumental in helping Covisint achieve its future goals.

Our Mainframe business unit continues to perform within the range of our expectations. In terms of momentum, APM for Mainframe continues to gain traction in the marketplace as we closed several deals in the solution in Q1 and is ahead of our internal plan. Additionally, the pipeline continues to build with qualified opportunities and more of that pipeline is now progressing through the sales stages. We feel good about the progression of the solution and with our early results.

Changepoint had a solid quarter, increasing total revenue approximately over 17% year-over-year while improving its contribution margin by 10%. Changepoint continues to capture critical mind share in its market, already in the leader’s quadrant of the Gartner Magic Quadrant for the integrated IT portfolio analysis applications. In Q1, Changepoint was named a strong positive vendor in Gartner’s Market Scope for IT Project and Portfolio Management Software Applications. This recognition is significant and further validates our position as a leader in this segment.

Professional Services had a good quarter as well showing growth in some of our key service offerings. Our machine-to-machine and legacy services experienced growth of 15% and 59% respectively. Uniface had a moderate quarter with activity expected to accelerate in the second half of the year with the introduction of Uniface 10 in late October. Uniface 10 will deliver a completely modernized Uniface experience, greatly enhancing speed of development, agility, and usability while generating significant new sales opportunities with new and existing customers.

Referring to slide six, I want to briefly discuss the financial fiscal year 2014 outlook for each of our business units. APM maintains a very strong competitive position with a growing pipeline and improving execution. For fiscal year 2014, we are forecasting 15% year-over-year revenue growth with improving profitability as the business unit continues to focus on profitable growth.

Next, we expect Covisint to continue to penetrate its established verticals while expanding into new ones. I’ll stay away from the forward-looking statements as we are in S-1 registration.

We are very encouraged by Changepoint’s progress and for fiscal year 2014 are projecting a 15% year-over-year revenue growth with improved profitability. The business units’ solid performance in Q1 further supports our growth projections.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

For Professional Services, in conjunction with the traction that many of its servicing offerings are experiencing, for fiscal year 2014, we are projecting 6% year-over-year growth with improved profitability.

Uniface is a strong business in a mature market, which translates into a more conservative growth projection and higher margins. To this end, we project 2% year-over-year Uniface growth with sustained high profitability.

And finally, our Mainframe productivity tools are clearly the industry’s pre-eminent solutions. They have been for nearly 40 years. At the same time, we understand that the Mainframe market is a mature market and our expectations reflect this dynamic. For fiscal year 2014, we anticipate a 5% decline in Mainframe revenue with sustained high profitability.

Already we have a solid and balanced understanding of the potential of our business units and how each will contribute to the achievement of our growth and profitability objectives. Furthermore, we also have a solid understanding of what needs to be done to grow the business.

Referring to slide seven, in fiscal year 2008, a year before we began our transformation, 14% of Compuware’s total revenues stemmed from assets considered to be high growth. At the conclusion of fiscal year 2013, that number climbed to 41%. And by the end of this fiscal year, revenue from our high growth assets will account for more than 45% of our total revenue. As our transition continues, we are extremely well positioned for improved profitability and growth.

Turning back to Q1 and referring to slide eight, during the quarter we also continue to aggressively execute on our strategic plan to maximize shareholder value. First, we issued our first-ever quarterly dividend in accordance with the value creation plan we announced in January. Second, our cost rationalization efforts are going well and our expectations have not changed. We are still on track to eliminate $45 million in corporate costs this fiscal year as part of our stated goal of $80 million to $100 million in total corporate expense reductions. Joe will discuss our progress in more detail.

Lastly, although we have been planning for the Covisint IPO to ensure we maximize the value of this asset for our shareholders, a little more time is needed to thoughtfully consider all strategic alternatives related to the business, inclusive of those that have developed as a result of the overall strategic corporate review process in which we are currently engaged.

Regarding this review process, we continue to work with our financial advisors and remain committed to carefully reviewing and evaluating any credible offer we receive that delivers full value to our shareholders. To this end, as you are likely aware, we have reached agreement with Elliott to extend the standstill through September 15.

Moving to slide nine, overall, Q1 was a good start to the year. We hit the marks we needed to hit to be in a position to meet our fiscal year forecast. We also experienced the build-up of pipeline, released many innovative solution enhancements to the marketplace and won business from several new strategic customers in key immerging areas and continue to successfully executive on our shareholder value creation initiatives.

Before handing the call over to Joe, I want to address guidance for a moment. For starters, we remain committed to the full year guidance we provided during our last conference call in May. To reiterate, fiscal year 2014 total revenue is projected to be between $1.004 billion and $1.012 billion. Please note, however, that consistent with the industry, and to provide a more accurate review of our operational performance, going forward, we will now provide non-GAAP EPS guidance. Joe will discuss this in more detail in a moment.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

That said, our full-year non-GAAP earnings per share are expected to be between $0.47 and $0.49. I want to stress that this is not a change in guidance, but is simply a conversion from a GAAP measure to a non-GAAP measure.

To better understand exactly how we arrived at a non-GAAP number, please refer to slide 10. This slide also includes our full-year fiscal 2013 results presented in non-GAAP to provide you with an apples-to-apples comparison of results.

Thank you. And I will now turn the call over to Joe. Joe?

Joseph R. Angileri, Chief Financial Officer & Treasurer

Thanks, Bob. To start, I’d like to take a few moments to add a bit more color regarding the use of non-GAAP measures. As you know, Compuware’s historical method for reporting financial results has been via the GAAP model.

Last quarter, we announced that, going forward, we’ll report our earnings results on both a GAAP and a non-GAAP basis. Providing non-GAAP earnings is consistent with others in our industry that’ll offer improved visibility into our results and a more accurate indicator of our operational effectiveness. To this end, we’ll now provide earning guidance strictly on a non-GAAP basis. Using non-GAAP to both set earnings guidance and to report earnings results will greatly help eliminate any ambiguity associated with our numbers.

On slide 10, the deck shows the expense items we adjusted to the $0.35 to $0.37 fiscal year 2014 EPS guidance range which we provided in May. This will help arrive at the $0.47 to $0.49 non-GAAP EPS guidance range, Bob just communicated. Specifically, our fiscal 2014 non-GAAP earnings projections excludes the impact of the following items: share-based compensation expense; the amortization of acquired intangible assets and software; restructuring charges and certain advisory fees, and the related tax impact of these items.

Now, in terms of restructuring charges, I wanted to point out that the $0.35 to $0.30 EPS guidance we earlier provided did not include restructuring charges. Therefore, on slide 10, you will see no adjustment for restructuring charges.

Now a quick note on restructuring charges going forward, while we do not anticipate the majority of our non-operational expenses such as stock compensation and amortization of acquired intangibles and software to fluctuate from plan, there is still potential volatility in our restructuring charges as we continue to work diligently to remove costs from the business.

As part of the overall cost rationalization process, we expect to have a clear view of our total restructuring charges as we move deeper into some of the more significant transformation activities currently underway.

Now with that as a backdrop, I’d like to refer to slide 11 and discuss Q1 GAAP to non-GAAP earnings. First, the first quarter GAAP net income was approximately $10 million. Note that in Q1 this year, we incurred $6.3 million of restructuring expenses and certain advisory fees against our GAAP net income which we did not incur in Q1 of last year. As such, our Q1 non-GAAP net income after corresponding income tax effects of these adjustments is $22.4 million, a 17% year-over-year improvement. Correspondingly, non-GAAP EPS in Q1 is $0.10 which puts us on a great trajectory towards achieving our target of $0.47 to $0.49.

As you can see from slide 11, the non-GAAP adjustments for stock compensation and amortization for acquired intangibles and software were relatively constant year-to-year at $12.8 million and $12.7 million for Q1 of this year and Q1 of last year respectively. We are projecting total fiscal year 2014 non-GAAP adjustments of $0.12 per share without restructuring. Adding that $0.12 back to the $0.35 to $0.37 GAAP EPS guidance equates to a non-GAAP EPS guidance range of $0.47 to $0.49.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

As Bob mentioned, our full fiscal year 2013 earnings are presented in non-GAAP measures for comparison purposes. Our fiscal year 2013 non-GAAP EPS was $0.40 compared to our fiscal year 2014 non-GAAP EPS forecast of $0.47 to $0.49, representing projected year-over-year non-GAAP earnings growth of 17.5% to 22.5%, respectively. This, combined with our year-over-year top-line growth projection of 6.3% to 7.1%, clearly indicate that we’re moving favorably toward achieving our objective of profitable growth.

Profitability will, of course, be driven by our continued successful cost rationalization efforts. As you know, our plan is to eliminate $80 million to $100 million in corporate expenses and shared service costs over the next two years. We’re now approximately six months into that process and are on track to eliminate $45 million of that total cost this fiscal year. In fact, as of today, we’ve implemented approximately 95% of the actions required to realize this $45 million in corporate cost reduction during fiscal 2014.

Turning to other Q1 highlights, operating cash flows for the quarter came in strong at $28.7 million. We continue to expect operating cash flows for the year to be between $150 million and $160 million. In terms of debt, on our last conference call we reported that we’ve repaid the balance of our outstanding long-term debt using cash on hand. As of June 30, we’ve borrowed $15 million against our $300 million line of credit for operational purposes, and will continue to strategically leverage this resource, as needed.

In Q1, our effective tax rate was 17%. This favorable tax rate was the function of booking certain deferred assets with respect to stock compensation. Looking ahead to Q2, we expect our effective tax rate to be a more normalized 36%. Consistent with our plan, on May 16, Compuware’s board of directors declared the company’s first quarterly cash dividend of $0.125 per common share, which was paid on June 19, 2013 to shareholders of record at the close of business on June 5 of 2013.

Compuware’s board of directors will meet in late August to discuss the company’s second quarter cash dividend of $0.125 per common share. It is anticipated that this dividend will be declared and paid by the end of Q2. In regard to stock buybacks, in Q1 we repurchased 300,000 shares under our 10b5 plan for approximately $3.5 million. We’ll continue to evaluate repurchasing shares in accordance with business and market conditions.

In closing, Q1 represented a solid start to what is a key transformational year for the company, as we continue to focus on driving profitable growth across the entire organization. Our bullish outlook is being fueled by a great deal of positive momentum across the entire company, including the launching and planned launch of many innovative and differentiating solution enhancements, improvement in field execution and the vigorous build-up of sales pipeline, the forging of relationships with new and strategically significant customers, the multitude industry accolades about our company and the solutions that continue to pour in, and the progress we are making in transforming Compuware into a leaner, more agile and more efficient company.

We feel good about the work we’ve done to-date but know we have much more to do ahead of us and are eager to continue to improve in every facet of the business to achieve the incredible potential that we have. Lisa?

Lisa B. Elkin, Senior Vice President-Communications & Investor Relations

Thanks, Joe. Ladies and gentlemen, we will now be happy to take your questions.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

QUESTION AND ANSWER SECTION

Operator:  [Operator Instructions] And our first question goes to the line of Aaron Schwartz with Jefferies. Please go ahead.

<Q – Aaron Schwartz – Jefferies LLC>: Good afternoon. I had a couple of questions, but maybe I could start off on the cost rationalization side. It looks like after all the adjustments that maybe on a sort of net basis, costs are lower by about $5 million annually. And I know on the slide deck here, you said net reductions for the year are anticipated to be about $29 million. So I guess the question is, it sounded like, Joe, you said you implemented most of the actions required to achieve your plan for the year here, but you still didn’t have, I guess a firm view onto some of the restructuring charges. So can you just walk us through sort of how you expect this to play out through the year? Are there other milestones in terms of contracts that expire or other things we should look for? But it seems like that net cost reduction should accelerate quarter-to-quarter as you move through the year to get to that net $29 million number.

<A – Joe Angileri – Compuware Corp.>: Yeah. That’s right. It should get – move quicker. We do have some back-ended costs in terms of real estate adjustments that we’re going to be making and certain contracts that are going to be either terminated or expiring in the backend. And then, with respect to the people-cost, that will move throughout the year. The restructuring charge itself, as you know, we really have to take specific actions in a quarter to book that restructuring charge. So that will move as we go out through the fiscal year. But right now, as we’ve said, we’ve got about $5 million this quarter. We took $16 million last year and we expect to have additional charges as we move forward through the year.

Operator:  And our next question comes from the line of Kirk Materne with Evercore Partners. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yes. Thanks very much. Bob, could you talk a little bit just about what we should be thinking on the APM side in terms of the acceleration, obviously sort of a slower start to the year from a year-over-year growth standpoint? I guess, what gives you guys the confidence or, I guess, what are you seeing in your pipeline builds that give you confidence that you can sort of accelerate back up to that 15% year-over-year growth rate?

<A – Bob Paul – Compuware Corp.>: Yeah. As you know, Q1 is always a relatively slow start for us and we had a fairly sizeable contract come in Q1 this time last year, but nonetheless the positive signals that we’re getting both come in execution activity and then something that we track called proof of concepts. Proof of concepts have been one of the most telling signs of future revenue, and when we engage a customer and get to actually prove those things where we claim to be different. And we have a very high success rate once we get to those proof of concepts. Right now, it’s actually a very significant number. We’re actually up 97% in proof of concepts this quarter over this time last year, which gives us a very good outlook as we progress through the pipeline for Q2 and beyond.

So that’s one thing. Another thing, obviously Q2 last year was not an overwhelming quarter for us and with the growth that we’re expecting we have a fairly high degree of confidence that the percentage growth numbers that we will be achieving in Q2 are fairly significant.

<Q – Kirk Materne – Evercore Partners (Securities)>: And then, just one other follow-up, on your assumption in terms of the Mainframe business sort of remaining around a 5% decline year-over-year. I guess, what does sort of the PurePath product have to – does that have to succeed for you guys to sort of hit those numbers? Or would that be potential upside if you start to see some good traction with that? Thanks.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<A – Bob Paul – Compuware Corp.>: Yeah. No, it does have to succeed. I guess, the big question is at what – how much can it succeed? And so, we have what we think are fairly achievable goals for this year for PurePath to Mainframe. We’re slightly ahead of those goals right now. Given its new introduction to the marketplace, that will be – the numbers will be expanding as we go through, as we gain more referenceability.

On the APM side, the other two things that I was going to mention was obviously the SaaS side has been fairly stagnant and we had just a major release at the beginning of Q1. We introduced Real User Monitoring along with Synthetic Monitoring we talked about. And we believe that is providing some significant product differentiators that should bring more catalysts to the revenue growth that we’re seeing in that segment. And then, also with the changes that we made early on in the fiscal year with changing the model in EMEA, which had been slightly slower over the back half of the year, we’re starting to see that pay off also and improve pipeline, not only the numbers, but also accuracy.

Operator:  And our next question goes to the line of Mark Jordan with Noble Financial. Please go ahead.

<Q – Mark Jordan – Noble Financial Capital Markets>: Good afternoon. I think in reviewing the fourth quarter conference call, you stated that one of the offsets to the cost cuts you’ve implemented is the fact that no bonuses were paid last year and that you’d be accruing bonuses this year. Could you quantify that delta?

<A – Joe Angileri – Compuware Corp.>: Yeah. For the year, the delta right now is about $9 million is what we have for the year.

<Q – Mark Jordan – Noble Financial Capital Markets>: Okay. And then just secondly from an income tax rate standpoint, the implication was that a more normalized 36% should be used through the balance of the quarters of the year?

<A – Joe Angileri – Compuware Corp.>: That’s right.

<Q – Mark Jordan – Noble Financial Capital Markets>: Is that correct?

<A – Joe Angileri – Compuware Corp.>: Yeah. That’s correct.

<Q – Mark Jordan – Noble Financial Capital Markets>: Okay. Thank you.

Operator:  And our next question comes from the line of Mike Latimore with Northland Securities. Please go ahead.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Hi. This is Ryan MacDonald on for Mike. Just first, with APM for Mainframe you had talked about the kind of increasing demand you’re seeing in that. Do you think we could expect to see any material revenue contribution from that in the second quarter?

<A – Bob Paul – Compuware Corp.>: Yeah. Absolutely. In fact, we expect it to be one of the core growth drivers this year for software license – new software license billings in the Mainframe area. As you know, or as you may be aware from prior calls, we’ve been fairly bullish on this, because the reaction we’re getting in the marketplace and actually providing 24/7 deep-dive transaction visibility into the Mainframe, but just as importantly as that is having a single platform to seeing what’s creating the demand on that Mainframe so I can track it all the way through from the mobile devices, through cloud, through the datacenter and the distributive platforms to the Mainframe, and actually have complete visibility across that application delivery chain, which is something that doesn’t exist in the marketplace today. When you add that to its being integrated into our Strobe product, and also we get down under the programming level as to where the challenges may be occurring as it relates to that application performance.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<Q – Ryan MacDonald – Northland Securities, Inc.>: Got it. Okay. And then in regards to professional services, I just wanted to clarify, did you say that M2M as a part of professional services grew 15% year-over-year in the quarter?

<A – Bob Paul – Compuware Corp.>: Yes. 15%. And then the other one was 59%, the legacy...

<Q – Ryan MacDonald – Northland Securities, Inc.>: And the legacy.

<A – Bob Paul – Compuware Corp.>: ...improving.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Okay. And can you quantify what percent of professional services relates to M2M and then to legacy as well?

<A – Bob Paul – Compuware Corp.>: No. I don’t have those numbers available, but we can certainly get those to you.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Okay. And then just final question. How shall we think about, I guess, OpEx going into the second quarter here?

<A – Joe Angileri – Compuware Corp.>: Well, I’m sorry, what was the question?

<Q – Ryan MacDonald – Northland Securities, Inc.>: How do we think about OpEx going in the second quarter?

<A – Joe Angileri – Compuware Corp.>: I think the OpEx will continue to come down. I mean that’s what we have in the plan and I would expect that to be the case.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Thank you very much.

Operator:  And we have a follow-up question from the line of Aaron Schwartz with Jefferies, please go ahead.

<Q – Aaron Schwartz – Jefferies LLC>: Hi. Just a couple real quick questions on the results here. On the services side that sort of ticked up, and I know Bob you mentioned the growth there, were there any sort of one-time items we should think about in the services that won’t repeat here as we think about the model through the year?

<A – Bob Paul – Compuware Corp.>: Yeah. There was one one-time catch up on reserve revenue that came in through one of our clients that got caught up with some cash receipts to the tune of about $1.5 million, but besides that, everything else was normal course of business.

<Q – Aaron Schwartz – Jefferies LLC>: Okay. And then the deferred revenue was better than past seasonal trends for Q1, led to the billings upside in the quarter. Anything specific there? Was – did you see some difference in maintenance renewals on longer-term deals, or anything you can point out to the upside in the deferred?

<A – Joe Angileri – Compuware Corp.>: I would say there was nothing specific. We just did have a pretty more robust on maintenance there.

<Q – Aaron Schwartz – Jefferies LLC>: Okay. And then last question for me, do you have any – or can you quantify the currency impact on the growth in the quarter? And then I don’t know if you can provide this level of detail, but does Covisint have any specific exposure to Japan? I believe they book most of the revenue there in local currency. I don’t know if that’s something that you can provide.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<A – Joe Angileri – Compuware Corp.>: Covisint does have some – a small – it’s not a very significant piece in Japan, but as far as currency overall had very little impact this quarter.

<Q – Aaron Schwartz – Jefferies LLC>: Okay. Terrific. Thank you.

<A – Joe Angileri – Compuware Corp.>: [indiscernible] (31:30) dollars.

<A – Bob Paul – Compuware Corp.>: Sure then, thank you.

Operator:  And our next question comes from the line of Derrick Wood with Susquehanna International Group. Please go ahead.

<Q – Rakesh Kumar – Susquehanna Financial Group LLLP>: Thanks. This is Rakesh Kumar for Derrick Wood. So I had a question on Covisint. I was hoping to get some perspective on demand trends from newer verticals and also some growth expectations that you have in there.

<A – Bob Paul – Compuware Corp.>: Yeah, well, I can’t say anything specifically about growth expectations because we are in S-1 registration and that would be perceived as forward-looking statements. Having said that, we do and are experiencing the category of secure enterprise collaboration expanding beyond – actually it’s being formed, what we see, as we speak. So there is opportunity beyond our traditional verticals to expand more rapidly, we believe, in coming quarters and coming years.

<Q – Rakesh Kumar – Susquehanna Financial Group LLLP>: Fair enough. And without going into too much details, do you see that Obamacare is impacting demand in healthcare verticals, specifically for Covisint, and any color on that vertical?

<A – Bob Paul – Compuware Corp.>: Yeah, technically, it hasn’t really changed the demand. I mean, there’s no specific regulatory requirement that has either slowed down or increased the demand. What it has done, however, is created an amount of certainty around where healthcare, accountable care is heading from where we thought in the first place. So, with that certainty, the demand has increased. So not technically, but from a perspective of okay, now we know what the plan is, now we know where this is going, is giving a lot more confidence in major health systems and administrators, and those really cross the healthcare continuum, to move forward with interoperability projects and that’s obviously good news for us.

<Q – Rakesh Kumar – Susquehanna Financial Group LLLP>: Great. And just one last question on APM. You mentioned strong growth trends in POCs for APM, so I wanted to ask how are the demand conditions trending from a geo perspective and, in particular, how execution and pipelines are trending in Europe?

<A – Bob Paul – Compuware Corp.>: Yeah, actually that’s part of the good news story. The POCs are actually improving across the board. So, historically, we’ve talked – at least the last several quarters we’ve talked about the growth and hitting the numbers and the marks in North America, in particular, and to a lesser degree in EMEA. And now we’re seeing some normalization of that. It is tempered a little bit obviously because we do see a little bit of an elongation of sales cycles. It’s tough to say whether that’s due to general market conditions or some noise that’s been created around the company, but the activity levels are strong and certainly our key leading indicators we talked about, the POCs, is very, very positive news for us.

<Q – Rakesh Kumar – Susquehanna Financial Group LLLP>: Great. Thank you.

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Compuware Corp.	CPWR	Q1 2013 Earnings Call	Jul. 23, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<A – Bob Paul – Compuware Corp.>: Thank you.

Operator:  We have a question from the line of [ph] Yao Wang with Gung Hai (35:02). Please, go ahead.

<Q>: Hey guys. Can you hear me?

<A – Bob Paul – Compuware Corp.>: Yes. Good afternoon.

<Q>: Hey, yeah. I just have a quick question. I think in your last earnings call you mentioned $3 million in unplanned consultant fees. What is the exact number in this quarter?

<A – Joe Angileri – Compuware Corp.>: Consultant fees were about $1.2 million this quarter.

<Q>: $1.2 million? Okay, got it. That’s my only question. Thanks.

<A – Joe Angileri – Compuware Corp.>: Thank you.

Operator:  And ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference call. I would like to turn the conference back over to Ms. Lisa Elkin. Please go ahead.

Lisa B. Elkin, Senior Vice President-Communications & Investor Relations

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a pleasant evening.

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